                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
                      the Securities Exchange Act of 1934

    Filed by the Registrant /X/
    Filed by a Party other than the Registrant / /
    Check the appropriate box:
    / /  Preliminary Proxy Statement
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.142-12

                                       MICHAELS STORES, INC.
- --------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)
                                       MICHAELS STORES, INC.
- --------------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

/X/  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2)
/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3)
/ /  Fee   computed  on   table  below   per  Exchange   Act  Rules  14a-6(i)(4)
     and 0-11
     1) Title of each class of securities to which transaction applies:
        ------------------------------------------------------------------------
     2) Aggregate number of securities to which transaction applies:
        ------------------------------------------------------------------------
     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:*
        ------------------------------------------------------------------------
     4) Proposed maximum aggregate value of transaction:
        ------------------------------------------------------------------------
* Set forth the amount on which the filing fee is calculated and state how it was determined.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     1) Amount Previously Paid:
        ------------------------------------------------------------------------
     2) Form, Schedule or Registration Statement No.:
        ------------------------------------------------------------------------
     3) Filing Party:
        ------------------------------------------------------------------------
     4) Date Filed:
        ------------------------------------------------------------------------

                             MICHAELS STORES, INC.

                                P.O. BOX 619566
                             DFW, TEXAS 75261-9566

                                                                  April 25, 1994

Dear Shareholder:

    You are cordially invited to attend the Annual Meeting of Shareholders of Michaels Stores, Inc. to be held at La Cima Club, atop The Tower At Williams Square, Suite 2600, 5215 N. O'Connor Road, Irving, Texas on Tuesday, May 24, 1994 at 10:00 a.m. local time (see map on back cover).

    The attached Notice of Annual Meeting and Proxy Statement fully describe the formal business to be transacted at the Meeting, which includes (i) the election of three directors of the Company and (ii) the adoption of the Company's 1994 Non-Statutory Stock Option Plan.

    The Board believes that the continued success of the Company depends upon its ability to attract and retain highly qualified and competent key employees and advisors, including officers and directors, and that options enhance that ability and provide motivation to such individuals to advance the interests of the Company and its shareholders. The Board of Directors believes that it is in the best interests of the Company and its shareholders to adopt a new stock option plan in addition to the existing stock option plans because of recent changes to the Internal Revenue Code of 1986, as amended, which set limitations on the amount of the compensation deduction that the Company may claim with respect to payments to certain executives. The 1994 Non-Statutory Stock Option Plan is intended to comply with the requirements for an exception to such deduction limitation.

    Directors and officers of the Company will be present to help host the Meeting and to respond to any questions that our shareholders may have. I hope that you will be able to attend.

    The Company's Board of Directors believes that a favorable vote on each of the matters to be considered at the Meeting is in the best interests of the Company and its shareholders and unanimously recommends a vote "FOR" each such matter. Accordingly, we urge you to review the Company material carefully and to return the enclosed Proxy promptly. Please sign, date and return the enclosed Proxy without delay. If you attend the Meeting, you may vote in person even if you've previously mailed a Proxy.

                                                        Sincerely,

                                                         SAM WYLY
                                                  CHAIRMAN OF THE BOARD
                                               AND CHIEF EXECUTIVE OFFICER

                             MICHAELS STORES, INC.

                                P. O. BOX 619566
                             DFW, TEXAS 75261-9566

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                           TO BE HELD ON MAY 24, 1994

    NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Michaels Stores, Inc. (the "Company") will be held at La Cima Club, atop The Tower At Williams Square, Suite 2600, 5215 N. O'Connor Road, Irving, Texas, on Tuesday, May 24, 1994 at 10:00 a.m., local time, for the following purposes:

        (1) To elect three members of the Board of Directors, which presently consists of nine directors, for the term of office stated in the Proxy Statement.

        (2) To adopt the 1994 Non-Statutory Stock Option Plan.

        (3) To transact such other business as may properly come before the Meeting or any adjournments thereof.

    The close of business on April 6, 1994 has been fixed as the record date for determining shareholders entitled to notice of and to vote at the Annual Meeting of Shareholders or any adjournments thereof. For a period of at least 10 days prior to the Annual Meeting, a complete list of shareholders entitled to vote at the Annual Meeting will be open to the examination of any shareholder during ordinary business hours at the offices of the Company at 5931 Campus Circle Drive, Irving, Texas 75063.

    Information concerning the matters to be acted upon at the Annual Meeting is set forth in the accompanying Proxy Statement.

    SHAREHOLDERS WHO DO NOT EXPECT TO BE PRESENT AT THE MEETING IN PERSON ARE URGED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

                                            By Order of the Board of Directors

                                                     MARK V. BEASLEY
                                                        SECRETARY

Irving, Texas
April 25, 1994

                             MICHAELS STORES, INC.

                                P.O. BOX 619566
                             DFW, TEXAS 75261-9566

                                PROXY STATEMENT
                                      FOR
                         ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD MAY 24, 1994

    This Proxy Statement is being first mailed on or about April 25, 1994 to shareholders of Michaels Stores, Inc. (the "Company") by the Board of Directors to solicit proxies (the "Proxies") for use at the Annual Meeting of Shareholders (the "Meeting") to be held at La Cima Club, atop The Tower At Williams Square, Suite 2600, 5215 N. O'Connor Road, Irving, Texas, at 10:00 a.m., local time, on Tuesday, May 24, 1994, or at such other time and place to which the Meeting may be adjourned.

    The purpose of the Meeting is to consider and act upon (i) the election of three directors for terms expiring in 1997, (ii) a proposal to adopt the 1994 Non-Statutory Stock Option Plan (the "1994 Non-Statutory Plan"), and (iii) such other matters as may properly come before the Meeting or any adjournments thereof.

    All shares represented by valid Proxies, unless the shareholder otherwise specifies, will be voted (i) FOR the election of the persons named herein under "Proposal I -- Election of Directors" as nominees for election as directors of the Company for the term described therein, (ii) FOR the proposal to adopt the 1994 Non-Statutory Plan (except for broker non-votes, which will not be counted as having been voted with respect to this proposal) and (iii) at the discretion of the Proxy holders with regard to any other matter that may properly come before the Meeting or any adjournments thereof.

    Where a shareholder has appropriately specified how a Proxy is to be voted, it will be voted accordingly. The Proxy may be revoked at any time by providing written notice of such revocation to Society National Bank, Corporate Equity Services, 1201 Elm Street, Suite 3200, Dallas, Texas 75270, Attention: Dee Littrell by May 23, 1994. If notice of revocation is not received by such date, a shareholder may nevertheless revoke a Proxy if he attends the Meeting and desires to vote in person.

                       RECORD DATE AND VOTING SECURITIES

    The record date for determining the shareholders entitled to vote at the Meeting is the close of business on Wednesday, April 6, 1994 (the "Record Date"), at which time the Company had issued and outstanding 17,004,581 shares of Common Stock, par value $0.10 per share (the "Common Stock"). Common Stock is the only class of outstanding voting securities of the Company.

                               QUORUM AND VOTING

    The presence at the Meeting, in person or by proxy, of the holders of a majority of the issued and outstanding shares of Common Stock is necessary to constitute a quorum to transact business. Each share represented at the Meeting in person or by proxy will be counted toward a quorum. In deciding all questions and other matters, a holder of Common Stock on the Record Date shall be entitled to cast one vote for each share of Common Stock registered in his or her name. In order to be elected a director, a nominee must receive a plurality of the votes of the shares of Common Stock present in person or represented by proxy at the Meeting. Votes that are withheld and broker non-votes will not be counted in the election of directors, but will be counted toward a quorum.

    In order to adopt the 1994 Non-Statutory Plan, the minimum vote necessary is the affirmative vote of the holders of a majority of the shares of Common Stock present in person or represented by proxy at the Meeting. Abstentions may be specified and will have the same effect as a vote against such proposal. Broker non-votes will not be counted as having been voted with respect to such proposal.

                      PROPOSAL I -- ELECTION OF DIRECTORS

    The Board of Directors of the Company presently consists of nine directors, and it is divided into three classes, each of which has three members. Members of each class of directors serve for a term of three years. Each director shall serve until the Annual Meeting of Shareholders in the year in which his term expires or until his successor is elected and shall have qualified.

    Three directors, Sam Wyly, Michael C. French and Donald R. Miller, Jr., are in the class whose term of office expires in 1994. The Board of Directors of the Company has nominated Messrs. Wyly, French and Miller for reelection as directors at the Meeting to serve for a three-year term expiring at the Company's Annual Meeting of Shareholders in 1997 or until their successors are elected and shall have qualified.

    Each of the nominees has indicated his willingness to serve as a member of the Board of Directors if elected; however, in case any nominee shall become unavailable for election to the Board of Directors for any reason not presently known or contemplated, the Proxy holders have discretionary authority to vote the Proxy for a substitute nominee or nominees. Proxies cannot be voted for more than three nominees. The following sets forth information as to the nominees for election at the Meeting and each of the directors whose term of office will continue after the Meeting, including their ages, present principal occupations, other business experience during the last five years, membership on committees of the Board of Directors and directorships in other publicly-held companies.

                                                                                                         YEAR TERM
                  NAME                      AGE                         POSITION                          EXPIRES
- ----------------------------------------    ---    --------------------------------------------------    ---------
Nominees for a three-year term ending in
 1997:
  Sam Wyly(1)                               59     Chairman of the Board of Directors and Chief
                                                    Executive Officer                                        1994
  Michael C. French                         51     Director                                                  1994
  Donald R. Miller, Jr.                     39     Director and Vice President -- Market Development         1994
Continuing Directors:
  Charles J. Wyly, Jr.(1)                   60     Vice Chairman of the Board of Directors                   1995
  Jack E. Bush                              59     Director, President and Chief Operating Officer           1995
  William O. Hunt(2)                        60     Director                                                  1995
  Dr. F. Jay Taylor(2)                      70     Director                                                  1996
  Richard E. Hanlon                         46     Director                                                  1996
  Evan A. Wyly                              32     Director                                                  1996

- ------------------------
(1)   Member of the Executive, Compensation and Stock Option Committees.
(2)   Member of the Audit and 1994 Non-Statutory Plan Committees.

    Mr. Sam Wyly became a director of the Company in July 1984 and was elected Chairman of the Board in October 1984. In 1963, Mr. Wyly founded University Computing Company, a computer software and services company, and served as President or Chairman from 1963 until February 1979. Mr. Wyly co-founded Earth Resources Company, an oil refining and silver and gold mining company, and served as its Executive Committee Chairman from 1968 to 1980. Mr. Wyly and his brother, Charles J. Wyly, Jr., bought the 20 restaurant Bonanza Steakhouse chain in 1967. It grew to approximately 600 restaurants by 1989, during which time he served as Chairman. Mr. Wyly currently serves as Chairman of Sterling Software, Inc., a computer software company which he co-founded in 1981, and as President of Maverick Capital, Ltd., an investment fund management company. Sam Wyly is the father of Evan A. Wyly, a director of the Company.

    Mr. French has served as a director of the Company since September 1992. He has been a Managing Director of Maverick Capital, Ltd. since 1992 and also has been a partner with the law firm of Jackson & Walker, L.L.P. since 1976. Since July 1992, Mr. French has served as a director of Sterling Software, Inc.

    Mr. Miller has served as Vice President -- Market Development of the Company since November 1990 and as a director of the Company since September 1992. From September 1984 to November 1990 Mr. Miller served as Director of Real Estate. Prior to joining the Company, Mr. Miller served in various real estate positions with Peoples Restaurants, Inc. Mr. Miller has served as a director of Sterling Software, Inc. since September 1993. Mr. Miller also serves on the Board of Directors of Xscribe Corp., a high technology information management company. Mr. Miller is the son-in-law of Charles J. Wyly, Jr., Vice Chairman of the Board of Directors of the Company.

    Mr. Charles J. Wyly, Jr. became a director of the Company in October 1984 and Vice Chairman of the Board of Directors in February 1985. Mr. Wyly served as an officer and director of University Computing Company from 1964 to 1975, including President from 1969 to 1973. Mr. Wyly and his brother, Sam Wyly, founded Earth Resources Company, and Charles J. Wyly, Jr. served as Chairman of the Board from 1968 to 1980. Mr. Wyly served as Vice Chairman of the Bonanza Steakhouse chain from 1967 to 1989. Mr. Wyly is a co-founder and currently serves as Vice Chairman of the Board of Directors of Sterling Software, Inc. and as Chairman of Maverick Capital, Ltd. Charles J. Wyly, Jr. is the father-in-law of Donald R. Miller, Jr., a director and Vice President -- Market Development of the Company.

    Mr. Bush became a director of the Company and was elected President and Chief Operating Officer in August 1991. Prior to joining the Company, Mr. Bush was Executive Vice President -- Operations and Stores for Ames Department
Stores, Inc. Before joining Ames in 1990, Mr. Bush was President, Chief Operating Officer and a director of Rose's Stores, Inc., a discount store chain. From 1980 to 1985, he served as Vice President -- Southern Zone Manager for Zayre Corporation. Previously, Mr. Bush spent 22 years with J.C. Penney Company, where he held a variety of executive positions in merchandising, operations, marketing, strategic planning, specialty businesses, discount stores and business development.

    Mr. Hunt became a director of the Company in October 1984. Since December 1992, Mr. Hunt has been Chairman of the Board, Chief Executive Officer and President of Intellicall, Inc., a diversified telecommunications company providing technology and services to private pay telephone networks throughout the country. From July 1989 through July 1992, Mr. Hunt was Chairman of the Board, Chief Executive Officer and President of Alliance Telecommunications
Corporation ("Alliance"), a privately-held corporation engaged in the manufacture and service of wireless communications systems worldwide. From October 1988 to July 1989, Mr. Hunt was engaged in private investments. From February 1986 until October 1988, Mr. Hunt was Chairman of the Board and Chief Executive Officer of Alliance. From 1983 until 1985 Mr. Hunt served as Chairman of the Board and Chief Executive Officer of NetAmerica, Inc., a company which was engaged in developing a digital communications network. From 1977 to 1983, he served in various executive capacities with Communications Industries, Inc., a telecommunications equipment manufacturer and operator of radio common carrier networks, most recently as President and Chief Executive Officer. Since August 1990, Mr. Hunt has served as Chairman of the Board of Hogan Systems, Inc., a leading supplier of application software for the financial and banking industry. He is also a director of Dr. Pepper Bottling Company of Texas and The Allen Group, Inc., a firm active in the automotive and mobile communications industry.

    Dr. Taylor became a director of the Company in June 1989. Dr. Taylor was President of Louisiana Tech University from 1962 until 1987, and since that time has served as President-Emeritus of that university. Dr. Taylor also currently serves as a director of each of Illinois Central Corporation and Pizza Inn, Inc., and performs mediation and arbitration services as a member of The American Arbitration Association and The Federal Mediation and Conciliation Service.

    Mr. Hanlon became a director of the Company in April 1990. Since March 1993, Mr. Hanlon has been President of Hanlon & Co., a consulting company. In March 1988, Mr. Hanlon joined Morino Associates, Inc., a mainframe software provider, as Vice President -- Corporation Communications and continued to serve in that capacity with LEGENT, a company resulting from the merger with Duquesne Systems Inc, until March 1993. From March 1989 until March 1993, Mr. Hanlon also served as corporate Secretary of LEGENT. From August 1987 through March 1988, Mr. Hanlon served as a consultant to Sam Wyly, Chairman of the Board and Chief Executive Officer of the Company. From August 1983 to August 1987, Mr. Hanlon was Director of Investor, Corporate and Public Relations of University Computing Company.

    Mr. Evan A. Wyly became a director of the Company in September 1992 and also served as an officer of the Company from December 1991 until October 1993, most recently as Vice President -- Mergers and Investments. In June 1988, Mr. Wyly founded Premier Partners Incorporated, a private investment firm, and served as President prior to joining the Company. Mr. Wyly is a Managing Director of Maverick Capital, Ltd. Mr. Wyly also serves as a director of Sterling Software, Inc. and Xscribe Corp.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

    The business of the Company is managed under the direction of the Board of Directors. The Board meets on a regularly scheduled basis to review significant developments affecting the Company and to act on matters requiring Board approval. It also holds special meetings when an important matter requires Board action between scheduled meetings. The Board of Directors met four times during the fiscal year ended January 30, 1994 ("fiscal 1993"). During such period, all members of the Board of Directors participated in at least 75% of all Board and applicable committee meetings.

    The Board of Directors has four standing committees: the Executive Committee, the Audit Committee, the Stock Option Committee and the Compensation Committee. In addition, the Board of Directors has recently established the 1994 Non-Statutory Plan Committee to administer the 1994 Non-Statutory Plan if adopted by the shareholders. The functions of these committees, their current members, and the number of meetings held during fiscal 1993 are described below.

    EXECUTIVE COMMITTEE. The function of the Executive Committee is to direct and manage the business and affairs of the Company in the intervals between meetings of the Board. The Executive Committee is empowered to act in lieu of the Board on any matter except that for which the Board has specifically reserved authority to itself and except for those matters specifically reserved to the full Board pursuant to the Delaware General Corporation Law. The Executive Committee is comprised of Sam Wyly (Chairman) and Charles J. Wyly, Jr. The Executive Committee acted by written consent three times in fiscal 1993.

    AUDIT COMMITTEE. The Audit Committee was established to review the professional services and independence of the Company's independent auditors, and the Company's accounts, procedures and internal controls. The Audit Committee recommends to the Board of Directors the appointment of the firm selected to be independent public accountants for the Company and monitors the performance of such firm; reviews and approves the scope of the annual audit, and reviews and evaluates with the independent public accountants the Company's annual audit and annual consolidated financial statements; reviews with management the status of internal accounting controls; evaluates problem areas having a potential financial impact on the Company which may be brought to its attention by management, the independent public accountants or the Board of Directors; and evaluates all public financial reporting documents of the Company. The Audit Committee is comprised of Dr. F. Jay Taylor (Chairman) and William O. Hunt. The Audit Committee met three times in fiscal 1993.

    STOCK OPTION COMMITTEE. The Stock Option Committee administers the Company's Key Employee Stock Compensation Program. It approves the granting of stock options, restricted stock awards and stock appreciation rights to officers and other key employees that are eligible to participate in the Key Employee Stock Compensation Program. The Stock Option Committee is comprised of Sam Wyly (Chairman) and Charles J. Wyly, Jr. The Stock Option Committee acted by written consent three times in fiscal 1993.

    COMPENSATION COMMITTEE. The function of the Compensation Committee is to fix the annual salaries and bonuses for the officers and key employees of the Company. The Compensation Committee is comprised of Charles J. Wyly, Jr. (Chairman) and Sam Wyly. The Compensation Committee met twice in fiscal 1993.

    1994 NON-STATUTORY PLAN COMMITTEE. The Board has appointed Dr. F. Jay Taylor and William O. Hunt, two "outside directors" (within the meaning of
Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code")), as members of the stock option committee that has the authority to and will administer the 1994 Non-Statutory Plan (the "1994 Non-Statutory Plan Committee") if the 1994 Non-Statutory Plan is approved by the shareholders. The 1994 Non-Statutory Plan Committee has the authority to establish and has approved the terms of the 1994 Non-Statutory Plan, which actions have been unanimously ratified by the Board. The 1994 Non-Statutory Plan Committee will have the power, subject to certain restrictions (as more fully discussed under "Proposal II -- Adoption of the 1994 Non-Statutory Plan"), to determine from time to time the individuals to whom options shall be granted, the number of shares to be covered by each option and the time or times at which options shall be exercisable.

    The Company does not have a nominating committee. The functions customarily performed by a nominating committee are performed by the Board of Directors as a whole.

             PROPOSAL II -- ADOPTION OF THE 1994 NON-STATUTORY PLAN

    The Board of Directors has unanimously ratified the adoption by the 1994 Non-Statutory Plan Committee of a new stock option plan, the 1994 Non-Statutory Plan, which addresses recent changes to the Internal Revenue Code of 1986, as amended (the "Code"), as discussed below. Members of the Company's management and Board of Directors have indicated that they will vote all shares held by them in favor of the adoption of the 1994 Non-Statutory Plan and believe approval would be in the best interests of the Company and its shareholders.

    The Board of Directors believes that the continued success of the Company depends upon its ability to attract and retain highly qualified and competent key employees and advisors, including officers and directors, and that options enhance that ability and provide motivation to key employees and advisors to advance the interests of the Company and its shareholders.

    In August 1993, as part of the Omnibus Budget Reconciliation Act of 1993, new Section 162(m) of the Code was enacted, which section provides for an annual one million dollar limitation on the deduction that an employer may claim for compensation of certain executives (the "Deduction Limitation"). New Section 162(m) of the Code provides an exception (the "Performance Based Compensation Exception") to the Deduction Limitation for options granted under stock option plans that meet certain requirements. The Board of Directors believes that it is in the best interests of the Company and its shareholders to adopt a new stock option plan that is intended to meet the requirements for the Performance Based Compensation Exception to the Deduction Limitation. In March 1994, the Board of Directors unanimously ratified the adoption by the 1994 Non-Statutory Plan Committee of the 1994 Non-Statutory Plan for key employees and advisors, including officers and directors of the Company and its subsidiaries, subject to the approval of shareholders. The 1994 Non-Statutory Plan is intended to provide additional options necessary to facilitate the Company's growth and to comply with the requirements for the Performance Based Compensation Exception to the Deduction Limitation. If the adoption of the 1994 Non-Statutory Plan is approved by the shareholders, but fails to meet the requirements for the Performance Based Compensation Exception to the Deduction Limitation, the 1994 Non-Statutory Plan Committee may nonetheless choose to grant options under the 1994 Non-Statutory Plan to its key employees and advisors, including officers and directors. In such event, some compensation to certain executives may not be deductible by the Company. Although the Company believes that the 1994 Non-Statutory Plan meets the requirements for the Performance Based Compensation Exception to the Deduction Limitation, there are many unanswered questions concerning the application of the Deduction Limitation and any exceptions to the Deduction Limitation because the statute was only recently enacted and Treasury regulations interpreting this provision have not been issued in final form. Treasury regulations have been issued in proposed form but these proposed regulations are not comprehensive.
Further, regulations in proposed form are not legally binding and may be modified or withdrawn. Accordingly, there can be no assurance that the 1994 Non-Statutory Plan will comply with the requirements for the Performance Based Compensation Exception to the Deduction Limitation.

    A copy of the 1994 Non-Statutory Plan is attached to this Proxy Statement as Appendix A. The following is a brief summary of certain provisions of the 1994 Non-Statutory Plan and is qualified in its entirety by reference to the full text of the 1994 Non-Statutory Plan.

    Options granted pursuant to the 1994 Non-Statutory Plan are not intended to qualify as "incentive stock options" within the meaning of Section 422 of the Code. The 1994 Non-Statutory Plan provides for the grant of options to acquire up to 1,000,000 shares of the Company's Common Stock. Unless extended or earlier terminated, the 1994 Non-Statutory Plan will terminate on December 31, 2014.

    The 1994 Non-Statutory Plan has been established and approved by the 1994 Non-Statutory Plan Committee, and such actions have been unanimously ratified by the Board, subject to the approval of the adoption of the 1994 Non-Statutory Plan by the shareholders. The 1994 Non-Statutory Plan will be administered by the 1994 Non-Statutory Plan Committee. In order for option grants under the 1994 Non-Statutory Plan to be eligible for the Performance Based Compensation Exception to the Deduction Limitation, the 1994 Non-Statutory Plan Committee must consist solely of two or more "outside directors" who, among other things, are not employees of the Company or any of its subsidiaries, have not been officers of the Company or any of its subsidiaries at any time and who are not receiving compensation for personal services in any capacity other than as a director. The Board has appointed Dr. F. Jay Taylor and William O. Hunt, two "outside directors" within the meaning of Section 162(m) of the Code based on proposed Treasury regulations, as members of the 1994 Non-Statutory Plan Committee. The 1994 Non-Statutory Plan Committee may, from time to time, select particular employees and key advisors, including officers and directors, of the Company or of any subsidiary of the Company to whom options are to be granted. The 1994 Non-Statutory Plan Committee generally will have the authority to fix the terms and number of options to be granted and will have sole discretion to include in each option agreement such provisions regarding exercisability of options following the termination of an optionee's employment or service as a director or advisor as such committee, in its sole discretion, deems appropriate, including termination due to death, disability or a change of control of the Company.

    The exercise price of each option granted under the 1994 Non-Statutory Plan may not be less than 100% of the fair market value of the shares of Common Stock on the date of grant. The closing price of the Company's Common Stock on April 20, 1994, as reported through the NASDAQ National Market System, was $39.00 per share. The option exercise price may be paid in shares of Common Stock owned by the option holders, in cash or in any other form of valid consideration or a combination of any of the foregoing as determined by the 1994 Non-Statutory Plan Committee in its discretion. The 1994 Non-Statutory Plan limits the number of shares with respect to which options may be granted to any individual during the term of the 1994 Non-Statutory Plan to one-half of the total number of shares of Common Stock that may be issued from time to time under such plan.

    The amounts that would be receivable by any individual under the 1994 Non-Statutory Plan if approved by the shareholders are not determinable at this time.

    SUMMARY OF CERTAIN FEDERAL INCOME TAX CONSEQUENCES OF THE 1994 NON-STATUTORY PLAN. No taxable income generally is realized by the participant upon the grant of a non-statutory stock option, and no deduction generally is then available to the Company. Upon exercise of a non-statutory stock option, the excess of the fair market value of the shares on the date of exercise over the exercise price will be taxable to the participant as ordinary income. Such amount will also be deductible by the Company unless such amount exceeds the Deduction Limitation and does not satisfy an exception to the Deduction Limitation. The tax basis of shares acquired by the participant will be the fair market value on the date of exercise. When a participant disposes of shares acquired upon exercise of a non-statutory stock option, any amount realized in excess of the fair market value of the shares on the date of exercise generally will be treated as a capital gain and will be long-term or short-term, depending on the holding period of the shares. The holding period commences upon exercise of the non-statutory stock option. If the amount received is less than such fair market value, the loss will be treated as a long-term or short-term capital loss, depending on the holding period of the shares. The exercise of a non-statutory stock option will not trigger the alternative minimum tax consequences applicable to incentive stock options.

                PRINCIPAL SHAREHOLDERS AND MANAGEMENT OWNERSHIP

    The following table sets forth information as of April 6, 1994, regarding the beneficial ownership of Common Stock by each person known by the Company to own 5% or more of the outstanding shares of Common Stock, each director of the Company, certain named executive officers, and the directors and executive officers of the Company as a group. The persons named in the table have sole voting and investment power with respect to all shares of Common Stock owned by them, unless otherwise noted.

                                                                         AMOUNT AND NATURE
NAME OF BENEFICIAL OWNER OR                                                OF BENEFICIAL      PERCENT
NUMBER OF PERSONS IN GROUP                                                   OWNERSHIP       OF CLASS
- -----------------------------------------------------------------------  ------------------  ---------
Sam Wyly ..............................................................      1,627,628(1)         9.45%
 5931 Campus Circle Drive
 Irving, Texas 75063
Charles J. Wyly, Jr. ..................................................      1,829,883(2)        10.69%
 8080 N. Central Expressway, Suite 1100
 Dallas, Texas 75206
Evan A. Wyly...........................................................         77,541(3)        *
Jack E. Bush...........................................................         54,083(4)        *
Michael C. French......................................................          8,000(5)        *
Richard E. Hanlon......................................................         17,600(6)        *
William O. Hunt........................................................         10,500(7)        *
Donald R. Miller, Jr...................................................         10,853(8)        *
Dr. F. Jay Taylor......................................................         31,000(9)        *
R. Don Morris..........................................................         54,419(10)       *
Douglas B. Sullivan....................................................         43,066(11)       *
J. & W. Seligman & Co. Incorporated ...................................        856,831(12)        5.04%
 100 Park Avenue
 New York, New York 10017
Pilgrim Baxter & Associates ...........................................        957,600(13)        5.63%
 1255 Drummers Lane, Suite 300
 Wayne, Pennsylvania 19087
All directors and executive officers as a group (12 persons)...........      3,680,542(14)       21.00%

- ------------------------
 *    Less than 1%
(1) Includes 66,666 shares subject to presently exercisable options held of record by Mr. Wyly; 150,000 shares subject to presently exercisable options held of record by Tallulah, Ltd., a limited partnership of which Mr. Wyly is general partner; 874,536 shares held of record by Tallulah, Ltd.; 412,672 shares held of record by family trusts of which Mr. Wyly is trustee; 100,000 shares held of record by First Dallas Ltd., a limited partnership of which Mr. Wyly is a general partner ("First Dallas"); 7,918 shares held as guardian of a minor child; and 15,836 shares held of record by Mr. Wyly's adult children, who have given him the power to vote such shares. Excludes 490,925 shares held by Michaels Stores, Inc. Employees 401(k) Plan and Trust (based on a 401(k) Plan statement dated March 25,
      1994), for which Mr. Wyly is a trustee and a member of the Investment Committee.
(2) Includes 108,333 shares subject to presently exercisable options held of record by Mr. Wyly; 755,000 shares held of record by Brush Creek, Ltd., a limited partnership of which Mr. Wyly is general partner; 866,176 shares held of record by family trusts of which Mr. Wyly is trustee; 100,000 shares held as a general partner of First Dallas; and 374 shares held of record by Mr. Wyly's adult children, who have given him the power to vote such shares.

(3)   Includes 11,666 shares subject to presently exercisable options and 65,875 shares held directly.
(4)   Subject to presently exercisable options. Excludes 490,925 shares held  by
      Michaels  Stores, Inc. Employees 401(k) Plan  and Trust (based on a 401(k)
      Plan statement dated March 25, 1994), for which Mr. Bush is a trustee  and a member of the Investment Committee.
(5)   Includes  7,500 shares  subject to  presently exercisable  options and 500 shares held by a retirement account directed by Mr. French.
(6)   Includes 15,000 shares subject to presently exercisable options and  2,600 shares held directly.
(7)   Includes  7,500 shares subject to  presently exercisable options and 3,000 shares held by B&G Partnership, Ltd.,  a limited partnership of which  the limited  partners are Mr. Hunt and his  spouse, and the general partner of which is The  Hunt Group, Ltd.,  a Texas limited  liability company  whose members are Mr. Hunt and his spouse.
(8)  Includes  6,666  shares  subject to  presently  exercisable  options, 4,000 shares held directly and 187 shares held by Mr. Miller's spouse.
(9)  Includes 10,000 shares subject to presently exercisable options and  21,000 shares held directly.
(10) Includes  37,416 shares subject to presently exercisable options and 17,003 shares held directly.
(11) Includes 29,116 shares subject to presently exercisable options and  13,900 shares held directly.
(12) Based  on a  statement on  Schedule 13G  dated February  10, 1994,  J. & W.
     Seligman & Co. Incorporated, a Delaware corporation, has sole voting  power with  respect to 475,050 shares of Common  Stock, has sole power to dispose of or direct the disposition of  747,181 shares of Common Stock and  shares the  power to  dispose of  or direct the  disposition of  109,650 shares of
     Common Stock.
(13) Based on a statement on Schedule 13G dated February 2, 1994, Pilgrim Baxter
     & Associates has shared power  to vote or direct  the vote with respect  to
     957,600  shares of Common Stock and has  sole power to dispose or to direct the disposition of 957,600 shares of Common Stock.
(14) Includes 15,800 shares subject to presently exercisable options held by  an executive  officer not named in the table and approximately 169 shares held directly by  such  officer  (based  on  an  Employee  Stock  Purchase  Plan
     Statement dated December 31, 1993).

                            MANAGEMENT COMPENSATION

SUMMARY COMPENSATION TABLE

    The following table sets forth certain information regarding compensation paid during each of the Company's last three fiscal years to the Company's Chief Executive Officer and each of the Company's four other most highly compensated executive officers, based on salary and bonus earned during fiscal 1993.

                                                                                     LONG TERM COMPENSATION
                                                                             ---------------------------------------
                                              ANNUAL COMPENSATION                      AWARDS              PAYOUTS
                                    ---------------------------------------  --------------------------  -----------
                                                                                            SECURITIES
                                                              OTHER ANNUAL    RESTRICTED    UNDERLYING                  ALL OTHER
 NAME AND PRINCIPAL                                           COMPENSATION   STOCK AWARDS    OPTIONS/       LTIP      COMPENSATION
       POSITION        FISCAL YEAR   SALARY($)   BONUS($)(1)     ($)(2)           ($)       SARS(#)(3)   PAYOUTS ($)     ($)(2)
- ---------------------  -----------  -----------  -----------  -------------  -------------  -----------  -----------  -------------
Sam Wyly,                    1993      384,000       --           73,900(4)       --           100,000       --            --
 Chairman of the             1992      384,000       --           66,766(4)       --           600,000       --            --
 Board                       1991      384,000       --            --             --            --           --            --
Charles J. Wyly, Jr.         1993      192,000       --            --             --            50,000       --            --
 Vice Chairman of the        1992      192,000       --            --             --           300,000       --            --
 Board                       1991      192,000       --            --             --            --           --            --
Jack E. Bush,                1993      376,923       --            --             --            50,000       --           77,908(5)
 President                   1992      344,769       --            --             --            75,000       --           65,680(5)
                             1991      179,038      100,000        --             --           125,000       --            --
R. Don Morris,               1993      288,461       --           43,994(6)       --            25,000       --            7,786(7)
 Executive Vice              1992      275,000       --           41,579(6)       --           130,000       --            7,844(7)
 President                   1991      275,000       50,000        --             --            20,000       --            --
Douglas B. Sullivan,         1993      239,878       --           24,097(8)       --            25,000       --            6,303(9)
 Executive Vice              1992      207,692       --           24,536(8)       --           130,000       --            6,750(9)
 President                   1991      189,615       50,000        --             --            20,000       --            --

- ------------------------------
(1) Reflects bonus earned during the fiscal year. In some instances all or a portion of the bonus was paid during the next fiscal year.
(2) Disclosure of Other Annual Compensation and All Other Compensation is not required for fiscal 1991.
(3)   Options to acquire shares of Common Stock.
(4)   Includes  life insurance  premiums paid  by the  Company in  the amount of
      $57,158.
(5) Includes the annual contribution by the Company for Mr. Bush's account pursuant to the Company's 401(k) Plan in the amount of $4,305 in fiscal 1993, moving and relocation expenses of $23,972 in fiscal 1992, accruals by the Company of $63,976 and $30,000 in fiscal 1993 and 1992, respectively, for an annuity for Mr. Bush and split-dollar life insurance providing $9,627 and $11,708 of current net benefit projected on an actuarial basis in fiscal 1993 and 1992, respectively.
(6) Includes life insurance premiums paid by the Company in the amount of $35,228 and $31,975 in fiscal 1993 and 1992, respectively.
(7) Includes the annual contribution by the Company for Mr. Morris' account pursuant to the Company's 401(k) Plan in the amount of $4,324 and $4,364, and split-dollar life insurance providing $3,642 and $3,480 of current net benefit projected on an actuarial basis in fiscal 1993 and 1992, respectively.
(8) Includes life insurance premiums paid by the Company in the amount of $16,636 and $15,051 in fiscal 1993 and 1992, respectively.
(9) Includes the annual contribution by the Company for Mr. Sullivan's account pursuant to the Company's 401(k) Plan in the amount of $4,189 and $4,456, and split-dollar life insurance providing $2,114 and $2,294 of current net benefit projected on an actuarial basis in fiscal 1993 and 1992, respectively.

OPTION GRANTS DURING 1993 FISCAL YEAR

    The following table provides information related to options granted to the named executive officers during fiscal 1993.

                                                                                       POTENTIAL REALIZABLE
                                                                                         VALUE AT ASSUMED
                                                                                         ANNUAL RATES OF
                                                                                           STOCK PRICE
                                                                                           APPRECIATION
                                  INDIVIDUAL GRANTS                                     FOR OPTION TERM(1)
- -------------------------------------------------------------------------------------  --------------------
                               NUMBER OF      % OF TOTAL
                              SECURITIES     OPTIONS/SARS
                              UNDERLYING      GRANTED TO      EXERCISE OR
                             OPTIONS/SARS    EMPLOYEES IN     BASE PRICE    EXPIRATION
NAME                         GRANTED(#)(2)    FISCAL YEAR      ($/SH)(3)      DATE       5%($)     10%($)
- ---------------------------  -------------  ---------------  -------------  ---------  ---------  ---------
Sam Wyly...................     100,000(4)          25.5           27.875    8/18/98     827,155  1,845,700
Charles J. Wyly, Jr........      50,000(4)          12.7           27.875    8/18/98     413,577    922,850
Jack E. Bush...............      50,000(4)          12.7           32.125    8/18/98     476,634  1,063,554
R. Don Morris..............      25,000(4)           6.4           27.00     8/18/98     203,806    455,904
Douglas B. Sullivan........      25,000(4)           6.4           27.00     8/18/98     203,806    455,904

- ------------------------------
(1) The potential realizable value portion of the foregoing table illustrates value that might be realized upon exercise of the options immediately prior to the expiration of their term, assuming the specified compounded rates of appreciation on the Company's Common Stock over the term of the options. These numbers do not take into account provisions of certain options providing for termination of the option following termination of employment, nontransferability or vesting over periods.
(2)   Options to acquire shares of Common Stock.
(3) The option exercise price may be paid in shares of Common Stock owned by the executive officer, in cash, or in any other form of valid consideration or a combination of any of the foregoing, in some cases as determined by the Stock Option Committee in its discretion. The exercise price of each option was equal to or greater than the fair market value of the Common Stock on the date of grant.
(4) Option becomes exercisable with respect to 33 1/3% of the shares covered thereby on each of April 23, 1993, August 19, 1993, and August 19, 1994.

OPTION EXERCISES DURING 1993 FISCAL YEAR
 AND FISCAL YEAR END OPTION VALUES

    The following table provides information related to options exercised by the named executive officers during the 1993 fiscal year and the number and value of options held at fiscal year end. The Company does not have any outstanding stock appreciation rights.

                                                      NUMBER OF SECURITIES        VALUE OF UNEXERCISED
                                                     UNDERLYING UNEXERCISED    IN-THE-MONEY OPTIONS/SARS
                                                   OPTIONS/SARS AT FY-END(#)        AT FY-END($)(2)
                                                   --------------------------  --------------------------
                        SHARES
                      ACQUIRED ON      VALUE
NAME                  EXERCISE(#)  REALIZED($)(1)  EXERCISABLE  UNEXERCISABLE  EXERCISABLE  UNEXERCISABLE
- --------------------  -----------  --------------  -----------  -------------  -----------  -------------
Sam Wyly............    --              --            216,666       483,334     2,252,079      5,860,420
Charles J. Wyly,
 Jr.................    --              --            108,333       241,667     1,126,039      2,930,210
Jack E. Bush........   55,000          1,220,000       54,083       140,917       378,375      2,529,125
R. Don Morris.......   15,000            268,125       37,416       122,584       440,350      1,806,525
Douglas B.
 Sullivan...........   15,000            268,125       37,416       122,584       440,350      1,806,525

- ------------------------------
(1) Value is calculated based on the difference between the option exercise price and the closing market price of the Common Stock on the date of exercise multiplied by the number of shares to which the exercise relates.
(2) The closing price for the Company's Common Stock as reported through the NASDAQ National Market System on January 28, 1994, the last trading day of the 1993 fiscal year, was $33.25. Value is calculated on the basis of the difference between the option exercise price and $33.25 multiplied by the number of shares of Common Stock underlying the option.

COMPENSATION OF DIRECTORS
    The Company pays Sam Wyly $32,000 per month for serving as Chairman of the Board and Chief Executive Officer and pays Charles J. Wyly, Jr. $16,000 per month for serving as Vice Chairman of the Board. Messrs. Evan Wyly, Hunt, Taylor and Hanlon each receive an annual fee of $18,000 as a member of the Board of Directors of the Company and a fee of $720 for attendance at each regular or special Board meeting. Since December 1, 1992, Mr. French has provided advisory services to the Company, for which he is compensated at the rate of $15,000 per month. Jackson & Walker, L.L.P., the law firm of which Mr. French is a partner, does not charge the Company for any time spent by Mr. French on any Company matters. Directors who are salaried employees of the Company are not compensated for their Board activities.

EMPLOYMENT AND CHANGE OF CONTROL AGREEMENTS
    The Company has entered into agreements with Sam Wyly and Charles J. Wyly, Jr., directors and executive officers of the Company, which agreements provide for the employment of such persons by the Company upon a change of control of the Company (a "Change of Control") for a salary not less than each such individual's respective annual salary immediately preceding the Change of Control and allows each such individual to participate in bonuses with other key management personnel. Each of these agreements (i) is for a term of three years with provisions for annual automatic one-year extensions and, upon a Change of Control, an additional extension of 36 months and (ii) requires the Company to pay to each such individual, if his employment is terminated within three years of a Change of Control, a sum equal to three times such individual's salary and bonus during the twelve-month period immediately preceding termination.

    The Company has entered into agreements with William O. Hunt and Dr. F. Jay Taylor, directors of the Company, which agreements provide for the engagement by the Company of such persons as consultants upon a Change of Control for an annual base compensation not less than the fees received by each such individual from the Company in all capacities during the twelve-month period immediately preceding the Change of Control. Each of these agreements (i) is for a term of three years with provisions for annual automatic one-year extensions and, upon a Change of Control, an additional extension of 36 months and (ii) requires the Company to pay to each such individual, if his consulting arrangement is terminated within three years of a Change of Control, a sum equal to three times the fees received by such individual from the Company in all capacities during the twelve-month period immediately preceding termination.

    The Company has entered into an agreement with Jack E. Bush, a director and executive officer of the Company, which provides for his employment for a minimum term of three years beginning August 1, 1991, at an annual base salary of $350,000. Such agreement further provides that the Company will fund a retirement plan which is intended to provide Mr. Bush with an annuity of $60,000 per year for life after age 65; during fiscal 1993, the Company accrued $63,976 pursuant to such agreement with respect to such retirement plan.

    The Company has entered into an agreement with Douglas B. Sullivan, an executive officer of the Company, which provides for his employment by the Company upon a Change of Control for a salary not less than his annual salary immediately preceding the Change of Control and allows him to participate in bonuses with other key management personnel of the Company. This agreement (i) is for a term of three years with provisions for annual automatic one-year extensions and, upon a Change of Control, an additional extension of 12 months and (ii) requires the Company to pay to Mr. Sullivan, if his employment is terminated within one year of a Change of Control, a sum equal to his salary and bonus during the twelve-month period immediately preceding termination.

REPORT OF THE COMPENSATION AND STOCK OPTION COMMITTEES OF THE
 BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION
    The Company is engaged in a highly competitive industry. In order to succeed, the Company believes that it must be able to attract and retain qualified executives. To achieve this objective, the Company has structured an executive compensation system tied to operating performance that the Company believes has enabled it to attract and retain key executives and key employees.

    During fiscal 1993, the members of the Compensation Committee held primary responsibility for determining executive compensation levels.

    The Compensation Committee, as part of its review and consideration of executive compensation, takes into account, among other things, the following goals:

    - Provision of incentives and rewards that will attract and retain highly qualified and productive people;

    - Motivation of employees to high levels of performance;

    - Differentiation of individual pay based on performance;

    - Ensuring external competitiveness and internal equity; and

    - Alignment of Company, employee and shareholder interests.

    To achieve these goals, the Company's executive compensation policies integrate annual base compensation with bonuses based on operating performance, with a particular emphasis on attainment of planned objectives contained in the Company's annual financial plan, and on individual initiatives and performance. The planned objectives include same store and overall sales increases; gross margin, operating profit and growth targets; inventory turn; limits on corporate general and administrative expenses; net income and earnings per share targets; and debt to capital ratio levels. The Compensation Committee has not applied a formula assigning specific weights to the planned objectives, individual initiatives or performance. Compensation through stock options is designed to attract and retain qualified executives and to ensure that such executives have a continuing stake in the long-term success of the Company. When granting stock options, the Stock Option Committee evaluates a number of criteria, including the recipient's level of cash compensation, years of service with the Company, position with the Company, the number of unexercised options held by the recipient, and other factors. Similarly, the Stock Option Committee has not applied a formula assigning specific weights to any of these factors when making its determinations. In order to continue to provide management the long-term incentives afforded by stock options, during fiscal 1993 the Stock Option Committee and the Board as a whole approved the grant of additional options to a substantial number of the Company's officers, directors and employees.

    CHIEF EXECUTIVE OFFICER'S COMPENSATION FOR FISCAL 1993. The Company's Chief Executive Officer is compensated in the form of an annual salary, certain benefits and, in some years, bonuses. For fiscal 1993, the Company's Chief Executive Officer did not receive a bonus.

    COMPENSATION OF EXECUTIVE OFFICERS. Compensation of the Company's executive officers is generally comprised of base salary, annual cash bonuses, long-term incentive compensation in the form of stock options and various benefits. During fiscal 1993, Mr. Jack E. Bush, President and Chief Operating Officer of the Company, was subject to an agreement with the Company that provided for a specified annual base salary. See "Employment and Change of Control Agreements." In determining salaries for executive officers in fiscal 1993, including the named executive officers and Chief Executive Officer, the Compensation Committee took into account individual experience and performance of its executive officers, as well as the Company's operating performance for fiscal 1993 and the attainment of planned financial and strategic objectives described above. In determining stock options for the named executive officers and the Chief Executive Officer, the Stock Option Committee evaluated a number of criteria, including the recipient's level of cash compensation, years of service with the Company, position with the Company, the number of unexercised options held by the recipient, and other factors. Specifically, the Compensation Committee and Stock Option Committee took into consideration the attainment of the planned objectives contained in the Company's annual financial plan with special emphasis on the attainment of profit and growth targets.

    In August 1993, as part of the Omnibus Budget Reconciliation Act of 1993, new Section 162(m) of the Code was enacted, which section provides for an annual one million dollar limitation on the deduction that an employer may claim for compensation of certain executives. New Section 162(m) of the Code provides exceptions to the Deduction Limitation, and it is the intent of the Company and the 1994 Non-Statutory Plan Committee to qualify for such exceptions to the extent feasible and in the best interests of the Company. However, there are many unanswered questions concerning the application of the Deduction Limitation and the exceptions to the Deduction Limitation because the statute was only recently enacted and Treasury regulations interpreting this provision have not been issued in final form. Treasury regulations have been issued in proposed form but those proposed regulations are not comprehensive. As its initial step in attempting to satisfy an exception to the Deduction Limitation, the Board has ratified the adoption by the 1994 Non-Statutory Plan Committee of the 1994 Non-Statutory Plan, which is intended to meet the Performance Based Compensation Exception to the Deduction Limitation.

    This report is submitted by the members of the Compensation and Stock Option
Committees:

                 COMPENSATION COMMITTEE                                    STOCK OPTION COMMITTEE
- --------------------------------------------------------  --------------------------------------------------------
                  Charles J. Wyly, Jr.                                            Sam Wyly
                        Sam Wyly                                            Charles J. Wyly, Jr.

COMPENSATION AND STOCK OPTION COMMITTEE INTERLOCKS
 AND INSIDER PARTICIPATION
    During fiscal 1993, the members of the Compensation Committee were primarily responsible for determining executive compensation, and the members of the Stock Option Committee made decisions related to stock option grants to executive officers and other employees who were not directors. Decisions related to stock option grants to directors were made by the Board as a whole, with individual members abstaining as to specific grants made to them (the executive officers who are also directors are Sam Wyly, Charles J. Wyly, Jr. and Jack E. Bush). The following executive officers, who also are members of the Compensation and Stock Option Committees, participated in deliberations concerning executive officer compensation: Sam Wyly and Charles J. Wyly, Jr.

    Sam Wyly and Charles J. Wyly, Jr. are executive officers and members of the Executive Committees, Stock Option Committees and Boards of Directors of both the Company and Sterling Software, Inc. Additionally, Sam Wyly and Charles J. Wyly, Jr. are members of the Compensation Committee of the Company. Accordingly, Sam Wyly and Charles J. Wyly, Jr. have participated in decisions related to compensation of executive officers of each of the Company and Sterling Software, Inc.

    Maverick Capital, Ltd. ("Maverick"), an investment management company, provides investment management services for the Company. Maverick is owned by Sam Wyly, Charles J. Wyly, Jr., Evan A. Wyly and various Wyly family trusts, including a trust for the benefit of the wife of Donald R. Miller, Jr. In addition, Michael C. French is a managing director of, and has an income interest in, Maverick. The Company has invested $15 million (fair market value of approximately $16.3 million at January 30, 1994) in an investment partnership managed by Maverick. The Company has the right to withdraw all or part of its investment at the end of any calendar quarter. Maverick also manages the Company's investments in marketable securities. The aggregate fair market value of marketable securities as of January 30, 1994 was approximately $55.7 million. The Company believes that the fees and allocations under the investment management and partnership agreements are comparable to those that would be charged to the Company by unaffiliated third parties for comparable arrangements. Fees of $436,000 were paid to Maverick during 1993 pursuant to these agreements.

    From time to time the Company leases charter aircraft from a company owned by Sam Wyly and Charles J. Wyly, Jr., for travel by the Company's senior management in the course of the Company's business. The Company pays for the use of such aircraft at competitive market rates. For travel during fiscal 1993, such payments totalled $212,908.

STOCK PERFORMANCE CHART
    The following chart compares the yearly percentage change in the cumulative total shareholder return on the Company's Common Stock during the five fiscal years ended January 30, 1994 with the cumulative total return on the Dow Jones Equity Market Index and the Dow Jones Retail -- Other Specialty Index. The comparison assumes $100 was invested on January 27, 1989 in the Company's Common Stock and in each of the foregoing indices and assumes reinvestment of dividends. The Company paid no dividends during such five-year period.

                               STOCK PERFORMANCE

                      COMPARISON OF FIVE YEAR TOTAL RETURN

                                                                    1988       1989       1990       1991       1992       1993
                                                                  ---------  ---------  ---------  ---------  ---------  ---------
Michaels Stores                                                   $     100  $      50  $      75  $     290  $     490  $     485
DJ Equity Market Index                                                  100        110        115        150        175        195
DJ Retail - Other Specialty                                             100        115        120        175        240        225

                              CERTAIN TRANSACTIONS

    Jackson & Walker, L.L.P., a law firm of which Michael C. French is a partner, provides legal services to the Company. The Company is not charged by such firm for any time spent by Mr. French on Company matters.

    During fiscal 1993, the Company paid Thomas D. Sigerstad, a former executive officer of the Company, $87,477 pursuant to the terms of a separation agreement.

                            SECTION 16 REQUIREMENTS

    Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's officers and directors, and persons who own more than 10% of a registered class of the Company's equity securities, to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission (the "SEC"). Such persons are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

    Based solely on its review of the copies of such forms received by it with respect to fiscal 1993, or written representations from certain reporting persons, the Company believes that all filing requirements applicable to its officers, directors and persons who own more than 10% of a registered class of the Company's equity securities have been complied with.

                              INDEPENDENT AUDITORS

    The Board of Directors has selected Ernst & Young as independent auditors to examine the Company's accounts for the current fiscal year. Representatives of Ernst & Young are expected to be present at the Meeting with the opportunity to make a statement if they desire to do so and to be available to answer appropriate questions.

                            SHAREHOLDERS' PROPOSALS

    Shareholders may submit proposals on matters appropriate for shareholder action at subsequent annual meetings of the Company consistent with Rule 14a-8 promulgated under the Securities Exchange Art of 1934, as amended. For such proposals to be considered in the Proxy Statement and Proxy relating to the 1995 Annual Meeting of Shareholders, such proposals must be received by the Company not later than December 26, 1994. Such proposals should be directed to Michaels Stores, Inc., P.O. Box 619566, DFW, Texas 75261-9566, Attn: Secretary.

                                 OTHER BUSINESS

    The Board of Directors knows of no matter other than those described herein that will be presented for consideration at the Meeting. However, should any other matters properly come before the Meeting or any adjournments thereof, it is the intention of the persons named in the accompanying Proxy to vote in accordance with their best judgment in the interest of the Company.

                                 MISCELLANEOUS

    All costs incurred in the solicitation of Proxies will be borne by the Company. In addition to solicitation by mail, the officers and employees of the Company may solicit Proxies by telephone, telegraph or personally, without additional compensation. The Company may also make arrangements with brokerage houses and other custodians, nominees and fiduciaries for the forwarding of solicitation materials to the beneficial owners of shares of Common Stock held of record by such persons, and the Company may reimburse such brokerage houses and other custodians, nominees and fiduciaries for their out-of-pocket expenses incurred in connection therewith. The Company has engaged Corporate Investor Communications, Inc. as proxy solicitor for its usual and customary fees, which are estimated to be approximately $6,000.

    The Annual Report to Shareholders of the Company, including financial statements for the fiscal year ended January 30, 1994, accompanies this Proxy Statement. The Annual Report is not to be deemed part of this Proxy Statement.

                                            By Order of the Board of Directors

                                                     MARK V. BEASLEY
                                                        SECRETARY

Irving, Texas
April 25, 1994

                                                                      APPENDIX A

                             MICHAELS STORES, INC.

                      1994 NON-STATUTORY STOCK OPTION PLAN

    1. PURPOSE. The purpose of the 1994 Non-Statutory Stock Option Plan of Michaels Stores, Inc. (the "Plan") is to provide employees and key advisors with a proprietary interest in Michaels Stores, Inc., a Delaware corporation, and its subsidiaries (the "Company") through the granting of options ("Option" or "Options") to purchase shares of the Company's authorized Common Stock, par value $0.10 per share ("Common Stock"), in order to:

        a. Increase the interest in the Company's welfare of those employees and key advisors who share primary responsibility for the management, growth and protection of the business of the Company;

        b. Recognize the contributions made by certain employees and key advisors to the Company's growth during its development stage;

        c. Furnish an incentive to such employees and key advisors to continue their services for the Company; and

        d. Provide a means through which the Company may attract able persons to engage as employees and key advisors.

    2. ADMINISTRATION. The Plan has been established and shall be administered by a committee of two or more members of the Board of Directors of the Company (the "Board of Directors" or "Board") who are not employees of the Company or any of its subsidiaries (the "Committee"). Except as otherwise provided by the terms of this Plan or by the Board, the Committee shall have all the power and authority of the Board hereunder.

    The Committee shall have full and final authority in its discretion, but subject to the provisions of the Plan, to determine from time to time the individuals to whom Options shall be granted and the number of shares to be covered by each Option; to determine the time or times at which Options shall be granted; to interpret the Plan and the instruments by which Options will be evidenced; to make, amend and rescind rules and regulations relating to the Plan; to determine the terms and provisions of the instruments by which Options shall be evidenced; with the consent of the Participant (as defined in Section
3), to modify or amend any Option agreement or waive any conditions or restrictions applicable to any Option or the exercise thereof and to make all other determinations necessary or advisable for the administration of the Plan.

    3. PARTICIPANTS. The Committee may, from time to time, select particular employees and key advisors, including officers and directors, of the Company, or of any subsidiary of the Company, to whom Options are to be granted, and upon the grant of such Options, the selected employees and key advisors shall become Participants in the Plan. As used herein, the term "Participant" means an employee or key advisor who accepts an Option, or the estate, personal representative, beneficiary or transferee thereof having the right to exercise an Option pursuant to its terms.

    4. SHARES SUBJECT TO THE PLAN. The shares of Common Stock subject to Options granted pursuant to the Plan shall be either shares of authorized but unissued Common Stock or shares of Common Stock reacquired by the Company. The maximum aggregate number of shares of Common Stock available for issuance from time to time pursuant to the Plan shall be 1,000,000 provided that the Committee may adjust the number of shares available for Options, the number of shares subject to and the exercise price of Options granted hereunder to reflect a change in capitalization of the Company, such as a stock dividend, stock split, reverse stock split, share combination, exchange of shares, merger, consolidation, reorganization, liquidation, or the like, of or by the Company. The maximum aggregate number of shares of Common Stock with respect to which Options may be granted to any Participant during the term of the Plan shall not exceed 50% of the total number of shares of Common Stock that may be issued from time to time under the Plan. Shares that by reason of the expiration of an Option, or for any other reason, are no longer subject to purchase pursuant to an Option granted under the Plan, and shares from time to time rendered in payment of the exercise price of Options, may be made subject to additional Options granted pursuant to the Plan.

    5. GRANT OF OPTIONS. Options granted hereunder shall be evidenced by written stock option agreements containing such terms and provisions as are recommended and approved from time to time by the Committee, but subject to and not more favorable than the terms of the Plan. The Committee may from time to time require additional terms which the Committee deems necessary or advisable. The Company shall execute stock option agreements upon instruction from the Committee.

    6. MAXIMUM AMOUNT OF STOCK SUBJECT TO OPTIONS. Subject to Section 4, the maximum aggregate fair market value (determined as of the time the Option is granted) of the Common Stock for which any Participant may be granted Options in any calendar year shall be determined by the Committee in its discretion.

    7. OPTION EXERCISE PRICE. The purchase price of Common Stock subject to an Option granted pursuant to the Plan shall be no less than the fair market value of the Common Stock on the date of grant.

    8. RESTRICTIONS. The Committee may, but need not, at the time of granting of an Option or at any subsequent time impose such restrictions, if any, on issuance, voluntary disposition and release from escrow of any Options including, without limitation, permitting exercise of Options only in installments over a period of years.

    9. PAYMENT. Full payment for Common Stock purchased upon the exercise of an Option shall be made at the time of exercise. No Common Stock shall be issued until full payment has been made and a Participant shall have none of the rights of a shareholder until shares of Common Stock are issued to him. Any federal, state or local taxes required to be paid or withheld at the time of exercise shall also be paid or withheld in full prior to any delivery of shares of Common Stock upon exercise. Payment may be made in cash, in shares of Common Stock then owned by the Participant, or in any other form of valid consideration, or a combination of any of the foregoing, as required by the Committee in its discretion. Shares of Common Stock tendered in payment of the exercise price of any Options may be reissued to the Participant who tendered the shares of Common Stock as part of the shares of Common Stock issuable upon exercise of other Options granted from time to time pursuant to the Plan.

    10.  TRANSFERABILITY  OF OPTIONS.   Options granted  under the  Plan may  be
transferred by the holder thereof upon five days prior written notice to the Company.

    11. RIGHTS IN EVENT OF DEATH OR DISABILITY OF PARTICIPANT. The Committee shall have discretion to include in each Option agreement such provisions regarding exercisability of the Options following the death or disability of the Participant as it, in its sole discretion, deems to be appropriate.

    12. STOCK PURCHASED FOR INVESTMENT. At the discretion of the Committee, any Option agreement may provide that the Option holder shall, by accepting an Option, represent and agree on behalf of himself and his transferees by will or the laws of descent and distribution or otherwise that all shares of Common Stock purchased upon the exercise of the Option will be acquired for investment and not for resale or distribution, and that upon each exercise of any portion of an Option, the person entitled to exercise the same shall furnish evidence satisfactory to the Company (including a written and signed representation) to the effect that the shares of Common Stock are being acquired in good faith and for investment and not for resale or distribution.

    13. TERMINATION OF OPTION RIGHTS AND AWARDS. The Committee may provide in each Option agreement for the circumstances under which Options granted hereunder may terminate for any reason that the Committee, in its sole discretion, deems to be appropriate.

    14. AMENDMENT OR DISCONTINUATION. The Plan may be amended, altered or discontinued by the Board or, if the Board has delegated this authority to the Committee, by the Committee, without approval of the stockholders. In the event any law, or any rule or regulation issued or promulgated by the Internal Revenue Service, Securities and Exchange Commission, National Association of Securities Dealers, Inc., any stock exchange or national quotation system upon which the Common Stock is listed or quoted for trading or other governmental or quasi-governmental agency having jurisdiction over the Company, its Common Stock or the Plan requires the Plan to be amended, the Plan will be amended at that time and all Options then outstanding will be subject to such amendment.

    15. EMPLOYMENT. This Plan and any Option granted under this Plan do not confer upon the Participant any right to be employed or to continue employment with the Company.

    16.   NO OBLIGATION TO EXERCISE OPTION.   The granting of an Option pursuant
to the Plan shall not impose any obligation upon the Participant to exercise such Option.

    17. TERMINATION. Unless sooner terminated by action of the Board or, if the Board has specifically delegated its authority to terminate the Plan to the Committee, by the Committee, the Plan shall terminate on December 31, 2014, and no Options may be granted pursuant to the Plan after such date.

    18. USE OF PROCEEDS. The proceeds derived from the sale of stock pursuant to Options granted under the Plan shall constitute general funds of the Company.

    19. EFFECTIVE DATE OF THE PLAN. The Plan shall be effective as of the 31st day of March, 1994.

                                          MICHAELS STORES, INC.

Dated: As of March 31, 1994               By:          /s/ JACK E. BUSH

                                          --------------------------------------
                                                      Jack E. Bush,
                                                        PRESIDENT

                           DIRECTIONS TO LA CIMA CLUB

From Dallas:

Take Highway 114 West towards DFW Airport
Exit O'Connor Road -- Turn Right
Williams Square is located on your left -- past Las Colinas Blvd.
Valet Parking will be available at the entrance
La Cima Club is located on the 26th Floor of The Tower At Williams Square

                                                                       APPENDIX


      The Stock Performance Chart appears on page 15 of the proxy statement.

      A map indicating location of the annual meeting appears on the back cover of the proxy statement.

                                MICHAELS STORES, INC.
                       PROXY -- ANNUAL MEETING OF SHAREHOLDERS

     The undersigned hereby appoints R. Don Morris and Mark V. Beasley, each with power to act without the other and with full power of substitution, as Proxies to vote, as designated below, all stock of Michaels Stores, Inc. owned by the undersigned at the Annual Meeting of Shareholders to be held at La Cima Club, atop The Tower At Williams Square, Suite 2600, 5215 N. O'Connor Road, Irving, Texas on Tuesday, May 24, 1994 at 10:00 a.m., local time, or any adjournment thereof, upon such business as may properly come before the meeting or such adjournment, including the following:

     (1) Election as Directors of the three nominees listed below (except as indicated to the contrary below):

     INSTRUCTION:   To withhold authority to vote for any individual nominee,
                    write that nominee's name on the space provided opposite his name.

       / /   FOR                                / /   WITHHOLD AUTHORITY to vote
                                                      on one or more nominees
                                                      listed below

       Sam Wyly
                                                      -------------------------
       Michael C. French
                                                      -------------------------
       Donald R. Miller, Jr.
                                                      -------------------------

     (2) Approval of the proposal to adopt the 1994 Non-Statutory Stock Option Plan

            / /   FOR     / /   AGAINST    / /   ABSTAIN

     (3) In their discretion on any other matter that may properly come before the meeting or any adjournment thereof.

                 (CONTINUED, AND TO BE SIGNED AND DATED, ON REVERSE SIDE)

                    (CONTINUED FROM OTHER SIDE)

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES FOR DIRECTOR, FOR THE APPROVAL OF THE PROPOSAL TO ADOPT THE 1994 NON-STATUTORY STOCK OPTION PLAN, AND IN THE DISCRETION OF THE PROXIES ON ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF.

                                             Dated:                      , 1994
                                                    ---------------------

                                             ----------------------------------
                                                          Signature

                                             ----------------------------------
                                                 (Signature if held jointly)

                                         Please date, sign and mail promptly
                                         this proxy in the enclosed envelope.
                                         When there is more than one owner, each
                                         should sign. When signing as an
                                         attorney, administrator, executor,
                                         guardian or trustee, please add your
                                         title as such. If executed by a
                                         corporation, the proxy should be signed
                                         by a duly authorized officer.
                                         If executed by a partnership, please
                                         sign in the partnership name by an
                                         authorized person.

     This proxy may be revoked prior to the exercise of the powers conferred by the proxy.

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.